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                                                                    Exhibit 9(g)


          SECURITIES LENDING AND REVERSE REPURCHASE AGREEMENT SERVICES
                                CLIENT ADDENDUM
                    SUB (CUSTODIAN AGREEMENT: JULY 30,1995)
                         FOREIGN & DOMESTIC SECURITIES

THIS AGREEMENT for securities lending and/or reverse repurchase agreement services is made, effective as of ______ 19__,by and between THE PARKSTONE GROUP OF FUNDS ("Principal") and UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION ("Bank"). This Agreement is an addendum to the Sub Custody Agreement by and between Principal and Bank dated as of July 30, 1995, ("Sub Custodian Agreement Foreign & Domestic Securities"). This Addendum supercedes the Addendum to the Custodian Agreement dated by the parties on October 18,1991 addressing securities lending activities.

Principal and Bank agree as follows:

I. APPOINTMENT OF BANK; ELIGIBLE COUNTERPARTIES

1. APPOINTMENT OF BANK AS AGENT. Principal hereby authorizes Bank to act as agent for Principal in securities lending and reverse repurchase agreement transactions with respect to securities deposited with or held by Bank pursuant to the Custodian Agreement. Bank's duties and responsibilities shall be only those set forth in this Agreement and the Custodian Agreement, or as otherwise agreed to by Bank in writing. Further, Principal authorizes Bank to delegate Bank's duties as agent hereunder to a sub-agent(s).

2. ELIGIBLE BORROWERS/BUYERS. Bank may lend securities only to such securities brokers and dealers or other person or entities as are listed in the attached Exhibit A, as amended from time to time ("Borrowers"), unless and until otherwise instructed in writing by Principal. Bank may engage in reverse repurchase agreement transactions on Principal's behalf with only those brokers and dealers or other person or entities as are listed on the attached Exhibit A, as amended from time to time ("Buyers"), unless and until otherwise instructed in writing by Principal. All securities lending transactions and reverse repurchase agreement transactions entered into by Bank hereunder shall be entered into pursuant to related agreements between the Borrowers or Buyers, as the case may be, and Bank on behalf of Principal. Principal's execution of Exhibits A, B, and C or any amendment to Exhibits A, B, or C shall constitute Principal's representation and agreement that it has received, read, and understood the terms of each such agreement in respect of each Borrower or Buyer, as the case may be, listed thereon. Principal hereby (i) represents and warrants to Bank (which representations shall be deemed repeated at and as of all times when this Addendum is in effect) that Principal has the power and authority, and has taken all necessary action, to enter into this Addendum and each such agreement, and to perform the obligations of a lender or seller, as the case may be, under such transactions, and to authorize Bank to execute and deliver each such agreement on Principal's behalf and to enter into such transactions and to perform the obligations of a lender or seller, as the case may be, under such transactions on behalf of Principal, and (ii) authorizes Bank to execute and deliver each such agreement on Principal's behalf and to enter into any transaction of a nature contemplated by any such agreement on behalf of Principal and to perform the obligations of a lender or seller, as the case may be, under such transactions on behalf of Principal and (iii) has furnished or will furnish Bank with evidence satisfactory to Bank that Principal has all necessary authority to enter into this Addendum and each of the transactions contemplated hereby.


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Bank shall have full unlimited power and authority to perform and each and every act or thing it may in its discretion deem necessary or appropriate in respect of any Securities Lending Agreement or Reverse Repurchase Agreement or any securities loan or any reverse repurchase agreement transaction. Bank shall be fully protected in engaging in repurchase agreement and securities lending transactions on behalf of Principal, with respect to any or all securities deposited with or held by Bank with any one or more of such brokers or dealers or other person or entities until otherwise instructed in writing by Principal.

II. SECURITIES LENDING TRANSACTIONS

1. LOANS; SECURITIES LOAN AGREEMENT. Principal hereby authorizes Bank, as agent for Principal, to lend, from time to time in its discretion, securities of Principal at any time on deposit with or held by Bank. Principal acknowledges and agrees that any securities lending agreement (each, a "Securities Lending Agreement") may take the form of a master agreement covering a series of securities loan transactions between a borrower and Bank as lender on behalf of Principal and other accounts administered through Bank's Trust Department. There can be no assurance that the activities of any such other account pursuant to any such agreement, or by Bank in respect of any such other account, will not have an adverse effect on Principal or on the rights of Principal in respect of any securities loan.

Bank shall not in any event be liable to Principal or anyone else in respect of any delay or failure of any other person (including Borrower or any other lender) to comply with the provisions of the Securities Lending Agreement unless such failure is the result of circumstances reasonably likely to result in such failure and which were known to Bank at the time at which the loan was made.

2. MARKING TO MARKET. Bank's responsibilities in this regard shall be to monitor the need for additional Collateral, and to use all reasonable efforts to demand additional Collateral (as defined in the Securities Lending Agreement) in accordance with the terms of the Securities Lending Agreement in the event additional Collateral is required under the terms of such Securities Lending Agreement, and to notify Principal in the event a Borrower has refused to provide such additional Collateral in accordance with the Securities Lending Agreement.

3. COLLATERAL. Collateral received by Bank in connection with a loan of securities hereunder shall be held separate and apart from Bank's own funds and securities. The amount of Collateral (as such term is defined in the Securities Lending Agreements) transferred to Bank by any Borrower at any time may be an amount calculated to meet the obligations of such Borrower in respect of any or all loans to Borrower by Principal and any one or more other clients of Bank, whether entered into pursuant to the same loan or Securities Lending agreement or more than one such loan or agreement, and may be an amount calculated net of amounts of Collateral required at the time to be delivered by Principal and any one or more such other clients to such Borrower pursuant to any such Securities Lending Agreements. In addition, the amount of Collateral transferred by Bank to any Borrower at any time may be an amount calculated to meet the obligations of Principal and any one or more other clients of Bank to such Borrower in respect of any or all loans to Borrower, whether entered into pursuant to the same Securities Lending Agreement or more than one such agreement, and may be an amount calculated net of amounts of Collateral required at the time to be delivered by such Borrower to Principal or one or more such other clients pursuant to any such Securities Lending Agreements. Bank shall in good faith allocate or reallocate (including without limitation in respect of any return of Collateral to any Borrower) any Collateral held by it or received by it from any Borrower among Principal and Bank's clients and in respect of any or all of such loans in such manner and on such bases as


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Bank in its discretion may from time to time determine, and shall be fully protected in doing so. As a result of the foregoing, the nature or amount of Collateral credited to the account of Principal in respect of any Borrower or any securities loan or loans will vary and may be different from or less than the nature or amount of Collateral which might have been held by it or credited to its account if it had entered into such loan or loans directly with such Borrower or if Bank had entered into such loan or loans with such Borrower as agent solely for Principal, provided that in no event shall any allocation be permitted to give rise to the Market Value (as defined in the Securities Lending Agreement) of the Collateral being less than 100% of the Market Value of the loaned securities on any particular loan.

Bank may, in its discretion, invest and reinvest any Cash Collateral for the benefit and at the risk of Principal in investments specified in Exhibit D as it may be amended from time to time, including, without limitation, The HighMark Group@ of Funds for which Bank provides investment advice, custody and other administrative services. Principal acknowledges that Bank shall receive fees from The HighMark Group of Funds in addition to the fees earned under this Agreement. Bank may invest any or all of such Cash Collateral in any one or more of such investments, including any such HighMark Funds, on any basis Bank determines appropriate. Bank shall be entitled to pay or retain from any amounts held by Bank on Principal's account from time to time in respect of any securities loan (i) all Cash Collateral Fees and other sums required to be paid in accordance with the Securities Lending Agreement, and (ii) Bank's compensation or other amounts incurred by it or owed to it in respect of its services in lending securities hereunder.

4. DISTRIBUTIONS ON LOANED SECURITIES. Bank shall pay to or for the account of Principal, in accordance with Principal's instructions, any amounts it receives from a Borrower which represent interest, dividends, and other distributions made with respect to any Loaned Securities (as defined in the Securities Lending Agreement) and which are credited by Bank to Principal's account.

5. TERM OF LOANS; TERMINATION OF LOANS; DEFAULT. Bank shall have full discretion to determine the term of any securities lending transaction entered into by Bank on Principal's behalf hereunder subject to any guidelines provided to it in writing by the Principal, and shall in no event incur any liability for entering into any such transaction on behalf of Principal for a term equal to the maximum available (or permitted pursuant to such guidelines), regardless of any change in market conditions or in the financial condition of the Borrower or any other person. Bank may in its discretion terminate any loan of securities pursuant to the provisions of the Securities Lending Agreement based on such factors as it in its discretion deems relevant, but shall in no event have any liability for its failure to take steps to terminate any transaction on any date or at any time unless instructed by Principal. Bank shall in no event have any responsibility for taking steps to terminate any securities lending transaction before its maturity (unless instructed to do so by Principal), regardless of any change in market conditions or in the financial condition of the Borrower or any other person. In the event Bank receives actual notice of an Event of Default by a Borrower under the Securities Lending Agreement, it shall notify Principal thereof as soon as reasonably practicable and may in its discretion (but shall in no event be obligated to) exercise any rights or remedies given the Lender under the Securities Lending Agreement until instructed by Principal otherwise, provided that Bank shall in no event incur any liability for its exercise or its failure to exercise any such rights or remedies under any circumstances.

6. Termination of Lending Authority. Principal may terminate Bank's authority to lend securities by fifteen (15) days' written notice to Bank and may direct Bank to terminate any




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outstanding securities loans, which Bank shall do in accordance with provisions of the Securities Lending Agreement. In the event Principal terminates Bank's authority to lend securities hereunder, the provisions of this Agreement relating to securities loans, including provisions relating to Bank's compensation, shall remain in effect with respect to all securities loans outstanding on the effective date of termination, until termination thereof in accordance with the Securities Lending Agreement.

III. REVERSE REPURCHASE AGREEMENT TRANSACTIONS

1. REVERSE REPURCHASE AGREEMENT TRANSACTIONS; REVERSE REPURCHASE AGREEMENTS. Principal hereby authorizes Bank, as agent for Principal, to engage from time to time, in its discretion, in reverse repurchase agreement transactions with Buyers with respect to securities of Principal at anytime on deposit with or held by Bank. Principal acknowledges and agrees that any reverse repurchase agreement (each a "Master Repurchase Agreement") may take the form of a master agreement covering a series of reverse repurchase agreement transactions between a Buyer and Bank as seller on behalf of Principal and other accounts administered through Bank's Trust Department. There can be no assurance that the activities of any other such account pursuant to any such agreement, or by Bank in respect of any such other account, will not have an adverse effect on Principal or on the rights of Principal with respect to any such reverse repurchase agreement transaction.

Bank shall not in any event be liable to Principal or anyone else in respect of any delay or failure of any other person (including any Buyer or any other seller) to comply with the provisions of the Master Repurchase Agreement unless such failure is the result of circumstances reasonably likely to result in such failure and which were known to Bank at the time at which the repurchase agreement transaction was entered into.

2. MARKING TO MARKET. Bank's responsibilities in this regard shall be to monitor the need for margin maintenance under the Master Repurchase Agreement, and to use all reasonable efforts to require margin maintenance in accordance with the terms of the Master Repurchase Agreement in the event such margin maintenance is required under the terms of the Master Repurchase Agreement, and to notify Principal in the event a Buyer has refused to provide such margin maintenance in accordance with the Master Repurchase Agreement.

3. INVESTMENT OF CASH. Cash received by Bank in connection with reverse repurchase agreement transactions shall be held separate and apart from Bank's own funds and securities.

The amount of the Purchase Price or any amount with respect to a Margin Excess (as such terms are defined in the Master Repurchase Agreements) transferred to Bank by any Buyer at any time may be an amount calculated to meet the obligations of such Buyer in respect of any or all sales to Buyer by Principal and any one or more other clients of Bank, whether entered into pursuant to the same reverse repurchase agreement transaction or Master Repurchase agreement, and may be an amount calculated net of amounts of the Repurchase Price (as such term is defined in the Master Repurchase Agreements) required at the time to be delivered by Principal and any one or more such other clients to such Buyer pursuant to any such Master Repurchase Agreements. In addition, the amount of the Repurchase Price or any amount with respect to a Margin Deficit (as such term is defined in the Master Repurchase Agreement) transferred by Bank to any Buyer at any time may be an amount calculated to meet the obligations of Principal and any one or more other clients of Bank to such Buyer in respect of any or all sales to such Buyer, whether entered into pursuant to the same Master Repurchase



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Agreement or more than one such agreement, and may be an amount calculated net of amounts of the Purchase Price required at the time to be delivered by such Buyer to Principal or one or more such other clients pursuant to any such Master Repurchase Agreements. Bank shall in good faith allocate or reallocate (including without limitation in respect of any payment of any Repurchase Price to any Buyer) any Purchase Price and any amount with respect to a Margin Excess held by it or received by it from any Buyer among Principal and Bank's clients and in respect of any or all of such reverse repurchase agreement transactions in such manner and on such bases as Bank in its discretion may from time to time determine, and shall be fully protected in doing so. As a result of the foregoing, the nature or amount of the Purchase Price and any amount with respect to a Margin Excess credited to the account of Principal in respect of any Buyer or any reverse repurchase agreement transaction or transactions will vary and may be different from or less than the nature or amount of the Purchase Price and any amount with respect to a Margin Excess which might have been held by it or credited to its account if it had entered into such reverse repurchase transaction or transactions directly with such Buyer or if Bank had entered into such loan or loans with such Buyer as agent solely for Principal in no event, however, shall any allocation and reallocation be permitted to give rise to the Margin Amount (as defined in the Master Repurchase Agreement) being less than 100% of the Market Value of the Purchased Securities (as defined in the Master Repurchase Agreement) on any particular Repurchase Agreement transaction.

Bank may in its discretion invest and reinvest cash received by Bank on behalf of Principal in connection with reverse repurchase agreement transactions in investments specified in Exhibit D, as it may be amended from time to time, including without limitation in any way, The HighMark Group@ of Funds for which Bank provides investment advice, custody and other administrative services. Principal acknowledges that Bank shall receive fees from The HighMark Group of Funds in addition to the fees earned under this Agreement. Bank may invest any or all of such cash in any one or more of such investments, including such HighMark Funds, on any basis Bank determines appropriate. Bank shall be entitled to pay or retain from any amounts held by Bank for Principal's account from time to time in respect of any reverse repurchase agreement transaction (i) the Repurchase Price, any amount necessary to correct a Margin Deficit, and other sums required to be paid in accordance with the Master Repurchase Agreement, and
(ii) Bank's compensation and other amounts incurred by it or owed to it in respect of services with respect to reverse repurchase agreement transactions hereunder.

4. DISTRIBUTIONS ON SECURITIES SUBJECT TO REVERSE REPURCHASE AGREEMENTS. Bank shall pay to or for the account of Principal, in accordance with Principal's instructions, any amounts received from a Buyer or its agent which represent interest, dividends or other distributions on Purchased Securities (as such term is defined in the Master Repurchase Agreement) and which are credited by Bank to Principal's account.

5. TERM OF REVERSE REPURCHASE AGREEMENT TRANSACTIONS; TERMINATION OF REVERSE REPURCHASE AGREEMENT TRANSACTIONS; DEFAULT. Bank shall have full discretion to determine the term of any reverse repurchase agreement transaction entered into by Bank on Principal's behalf hereunder subject to any guidelines provided to it in writing by Principal, and shall in no event incur any liability for entering into any such reverse repurchase agreement transaction on behalf of Principal for a term equal to the maximum available (or permitted pursuant to such guidelines), regardless of any change in market conditions or in the financial condition of the Buyer or any other person. Bank may in its discretion terminate any reverse repurchase agreement transaction pursuant to the provisions of the Master Repurchase Agreement based on such factors as it in its discretion deems relevant, but shall in no event have any liability for its failure



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to terminate any transaction on any date or at any time unless instructed by
Principal. Bank shall in no event have any responsibility for taking steps to terminate any reverse repurchase agreement transaction before its maturity (unless instructed to do so by Principal), regardless of any change in market conditions or in the financial condition of the Buyer or any other person. In the event Bank receives actual notice of an Event of Default by a Buyer under the Master Repurchase Agreement, it shall notify Principal thereof as soon as reasonably practicable and may in its discretion (but shall in no event be obligated to) exercise any rights or remedies given the Seller under the Master Repurchase Agreement until instructed by Principal otherwise, provided that Bank shall in no event incur any liability for its failure to exercise any such rights or remedies under any circumstances.

6. TERMINATION OF AUTHORITY TO ENTER INTO REVERSE REPURCHASE AGREEMENTS. Principal may terminate Bank's authority to enter into reverse repurchase agreement transactions by fifteen (15) days' written notice to Bank and may direct Bank to terminate any outstanding reverse repurchase agreement transaction, which Bank shall do in accordance with provisions of the Master Repurchase Agreement. In the event Principal terminates Bank's authority to enter into reverse repurchase agreement transactions hereunder, the provisions of this Agreement relating to reverse repurchase agreements, including, provisions relating to Bank's compensation, shall remain in effect with respect to all reverse repurchase agreement transactions outstanding on the effective date of termination, until termination thereof in accordance with the Master Repurchase Agreement.

IV. GENERAL

1. PRINCIPAL'S REPRESENTATIONS AND WARRANTIES. In addition to any other representation and warranty of Principal hereunder, Principal represents and warrants (which representations shall be deemed repeated at and as of all times when this Addendum is in effect) that:

(a) Lending Principal's securities and/or entering into reverse repurchase agreement transactions as provided in this Agreement, and the appointment of Bank as Principal's agent as contemplated hereby, will not violate any law, regulation, charter, by-law, or other restriction applicable to Principal.

(b) Principal will not sell any securities subject to this Agreement unless and until Principal shall have first obtained confirmation from Bank that the securities Principal intends to sell are not subject to an outstanding loan or reverse repurchase agreement transaction. Principal will notify Bank in writing, or cause written notice to be given to Bank, that Principal intends to sell securities which are subject to this Agreement, such notice to be provided on or before the second Business Day immediately prior to the trade date on which Principal intends to sell such securities.

(c) Principal acknowledges and agrees that there can be no assurance, during the term of any securities loan or reverse repurchase agreement transaction, that (notwithstanding any provision of any Securities Lending Agreement or Master Repurchase Agreement) Principal will be able to participate in, or the full benefit of, any corporate action, dividend or principal payment, or any other right or privilege accruing in respect of any securities subject to any such Agreement. Without limiting the generality of the foregoing, Principal hereby waives the right to vote or to provide any consent or to take any similar action with respect to any securities loaned or which are subject to any reverse repurchase agreement transaction during the term of such loan, and/or reverse repurchase agreement transaction.

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By its signature hereunder, Principal acknowledges that it has been apprised of the fact that:

NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY, IN THE EVENT OF THE DEFAULT
         OF A BORROWER AND/OR BUYER, THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT PRINCIPAL'S ACCOUNT WITH RESPECT TO SECURITIES LOAN OR REVERSE REPURCHASE AGREEMENT TRANSACTIONS AND IN SUCH EVENT, THE COLLATERAL DELIVERED TO LENDER IN CONNECTION WITH SUCH LOANS AND REVERSE REPURCHASE AGREEMENTS MAY BE THE ONLY SOURCE OF SATISFACTION OF THE BORROWER'S OR BUYER'S OBLIGATIONS IN THE EVENT THE BORROWER/BUYER FAILS TO RETURN THE LOANED SECURITIES AND OR SECURITIES SUBJECT TO REVERSE REPURCHASE AGREEMENTS.

2. INSTRUCTIONS OF PRINCIPAL. All instructions of Principal to Bank shall be provided as set forth in the Custodian Agreement.

Bank shall be entitled to accept and rely on any written instruction Bank reasonably believes to have been authorized by Principal. Bank shall have no obligation to act in the absence of instructions. If at anytime the circumstances require immediate action and Bank endeavors to obtain instructions from Principal, but is unable to so obtain them, Bank may act and is fully protected in acting in such manner as it considers appropriate hereunder.

3. REPORTS. Bank shall provide Principal with periodic reports at such intervals as Principal and Bank should agree, reflecting a schedule of property, statement of transactions recording principal and income receipts and disbursements, outstanding loans and reverse repurchase agreements transactions, income, and schedule of property detailing investments made hereunder.

4. DUTIES OF BANK. Bank's duties and responsibilities shall be only those expressly set forth in this Agreement, or as otherwise agreed by Bank in writing. Bank shall not be liable for acting or failing to act in accordance with the instructions of Principal under this Agreement or otherwise in accordance with this Agreement or within the scope of its actual or apparent authority. Bank shall not be required to appear in or defend any legal proceedings with respect to the property subject to this Agreement unless Bank has been indemnified to its satisfaction against loss and expense (including reasonable attorneys' fees). Bank may consult with counsel acceptable to it concerning its duties and responsibilities under this Agreement, and shall not be liable for any action taken or not taken on the advice of such counsel.

Principal acknowledges that Bank and its agents, if any, act as agent for other repurchase agreement and securities lending clients and accordingly, that other clients' securities may be used prior to Principal's. Principal agrees that each of Bank and any such agent has full discretion to allocate the use of Principal's securities as it deems appropriate, and that Bank may make available securities lending and/or reverse repurchase agreement opportunities to clients other than Principal for any reason, and that Bank will have no obligation to make any securities lending and/or reverse repurchase agreement opportunities available to Principal.

5. EXPENSES; COMPENSATION OF BANK. Principal shall be responsible for payment of all expenses and charges incurred in connection with the administration of this Agreement, including


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Bank's compensation for its services hereunder as determined in accordance with the attached Exhibit E, and Bank may in its discretion charge the assets subject to this Agreement therefor.

6. INDEMNIFICATION. Principal shall indemnify, keep indemnified, defend and hold harmless the Bank and any of its directors, officers, employees or agents against any cost, expense, damage, loss or liability whatsoever (including without limitation attorneys' fees and expenses) which may be suffered or incurred by any of them directly or indirectly as a result of, or in connection with, or arising out of, this Agreement or any loan of securities or reverse repurchase agreement transaction involving Principal's securities provided, however, that Principal shall not indemnify the Bank for any cost, expense, damage, loss or liability whatsoever which is attributable to the negligence or intentional misconduct of the Bank or any of its directors, officers, employees or agents. This provision shall survive any termination of this Agreement and shall be binding on Principal's successors and assigns.

7. TAX CONSEQUENCES. Bank makes no representations regarding tax treatment by federal, state, or local authorities of the lending or placing in reverse repurchase agreements of securities under this Agreement, the receipt of any income or profit inuring to Principal as the result of receipt of any loan premium, dividends, interest, distributions or other amounts on securities loaned and/or the subject of reverse repurchase agreements hereunder, or the investment by Bank of any Collateral received in connection with such loans or cash received in connection with such reverse repurchase agreements (including without limitation the characterization for tax purposes of any such amount as taxable income.

8. FINANCIAL CONDITION. Upon reasonable request by Bank, and at least annually, Principal shall provide Bank with its most recent available audited statement of its financial condition, and its most recent unaudited statement of its financial condition if more recent than the audited statement. Principal represents and warrants that to the best of its knowledge and belief such statement(s) fairly represent its financial condition and net capital as of the dates of such statements and have been prepared in accordance with generally accepted accounting principles of the jurisdiction in which Principal is organized or located, as the case may be. Principal acknowledges and agrees that Bank may provide Borrowers and Buyers with copies of such financial statements and that Principal will cooperate with Bank in providing such other financial information to Borrowers and Buyers as such Borrowers and Buyers may reasonably request.

9. OTHER BORROWER RELATIONSHIPS. Principal acknowledges and agrees that Bank may, through its commercial, trust or other departments, be a creditor for its own account or represent in a fiduciary capacity other Borrowers/Buyers (or its or their affiliates, creditors or customers) to which securities are loaned or sold under this Agreement, even though any of such relationships may potentially be in conflict with those of Principal.

10. TERMINATION. This Agreement may be terminated at any time by either party upon fifteen (15) days' written notice to the other. In the event of termination, Bank shall deliver to Principal all funds, securities, and other property held by it under this Agreement for the account of Principal or to such other person or persons as Principal shall designate in writing on Exhibit F or shall continue to hold such property pursuant to the Custodian Agreement; provided however, that this Agreement shall remain in effect with respect to all securities loan transactions or reverse repurchase agreement transactions outstanding on the effective date of termination, until consummation or completion thereof.


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11. AMENDMENTS. This Agreement may be amended only in writing executed by both parties. Amendments to any Exhibit or Attachment hereto shall be effective only if executed by all the parties required to execute the initial
Attachment/Exhibit, and then, only after received by Bank and Principal by the party to whom notices are to be sent hereunder.

12. NOTICES. All notices hereunder shall be given and deemed received as set forth in the Custodian Agreement.

13. GOVERNING LAW. The validity, construction, and administration of this Agreement shall be governed by the laws of the State of California from time to time in force and effect.



Dated:  9/9/98
        ------


The Parkstone Group of Funds ("PRINCIPAL")

By: /s/ R. Jeffrey Young
    ----------------------------

Its: Assistant Secretary
     ---------------------------


Dated: 8/4/98
       --------


Union Bank of California, National Association ("BANK")


By: /s/ Ellen Koerner
    ----------------------------

        ELLEN KOERNER
Its:    V.P. & MANAGER
     ---------------------------








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                                   EXHIBIT A
                                BORROWERS/BUYERS
                                      FOR
          SECURITIES LENDING/REVERSE REPURCHASE AGREEMENT TRANSACTIONS


               ABN Amro Chicago Corp.*
               Aubrey G. Lanston & Co. Inc.
               BancAmerica Robertson Stephens
               Barclays Capital Corp.
               Bear Stearns & Co. Inc.
               BT Alex Brown Inc.
               CreditSuisse First Boston Corp.
               Dean Witter Reynolds Inc.
               Donaldson Lufkin & Jenrette Securities
               Dresdner, Kleinwort, Benson, NA, LLC
               Fuji Securities Inc.
               Goldman Sachs & Co.
               HSBC Securities Inc.
               Lehman Bros. Inc.
               Merrill, Lynch, Pierce Fenner & Smith Inc.
               J.P. Morgan Securities Inc.
               Morgan Stanley & Co. Inc.
               Nationsbanc-Montgomery Securities, LLP
               Nomura Securities International Inc.
               PaineWebber Inc.
               Salomon Brothers Inc.
               Smith Barney Inc.
               Warburg Dillion Reed LLC


* Not on Federal Reserve Bank's Primary Dealer List



Accepted and agreed:

Date:  9/9/98
     ----------------

THE PARKSTONE GROUP OF FUNDS


By: /s/ R. Jeffrey Young
    ----------------------------



Its: Assistant Secretary
     ---------------------------


Aug-98

--------------------------------------------------------------------------------
                                  EXHIBIT "D"
                            UNION BANK OF CALIFORNIA
                              PERMITTED INVESTMENTS
                               OF CASH COLLATERAL
                     IN CONNECTION WITH SECURITIES LENDING
--------------------------------------------------------------------------------

                          THE PARKSTONE GROUP OF FUNDS
                          ----------------------------

          Bond                   Balanced Allocation           Large Cap
Limited Maturity Bond          Conservative Allocation          Mid Cap
Aggressive Allocation               Equity Income              Small Cap



All investments of cash collateral for the securities lending program will be subject to the following criteria and additional limits specified by the client:

- Each funds cash collateral investment portfolio should have a least 20% in overnight availability.

- No more than 5% of the total portfolio may be invested in any single issuer with the exception of U.S. Government securities #1 below, U.S. Agencies, #2 below or Reverse Repo, #10 below.

- The pool must have no assets whose final maturity exceeds thirteen (13) months.


-        The pools weighted average maturity shall not exceed 30 days.


BANK IS AUTHORIZED TO INVEST CASH COLLATERAL ON BEHALF OF LENDER IN INVESTMENTS, WHICH AT THE TIME OF PURCHASE, MAY CONSIST OF THE FOLLOWING:


1. Securities issued by or fully guaranteed as to principal and interest by the United States Government. Maximum maturity five years, except when used as collateral in a repurchase transaction.

2. Securities issued by agencies, instrumentality's, sponsored agencies or enterprises of the United States Government. This specifically includes pass through certificates and collateralized mortgage obligations. Maximum maturity five years, except when used as collateral in a repurchase transaction.

3. Securities issued by or fully guaranteed by international organizations (supernationals) so long as the are rated Al or P1 or AAA or equivalent by at least one nationally recognized Rating Agency and are eligible for transfer in the Federal Reserve Bank of New York book-entry system or settle through DTC. Maximum Maturity three years. Maximum exposure per issuer 5% of portfolio at the time of purchase.

4. Deposits in, notes of, bankers acceptances of, or letters of credits issued by banks with minimum assets of two billion U.S. dollars (or U.S. dollar equivalent), which banks short term deposits are rated Al or P1 or equivalent by at least one nationally recognized Rating Agency. Those with a maturity of one year or greater must be rated at least "A-" or equivalent by at least one rating agency. This category includes both "Yankee" and "Euro" paper. Maximum exposure per issuer 5% of portfolio at the time of purchase.

5. Commercial Paper and variable rate master notes rated at least Al or P1 or equivalent by at least one nationally recognized Rating Agency when maturity is less than seven (7) days. For purchases longer than seven (7) days, ratings must be Al or P1 or equivalent by two nationally recognized Rating Agencies. Maximum maturity 270 days. This may include Section 4(2) or unregistered commercial paper. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum portfolio exposure shall not exceed 50% at time of purchase.

6. Asset Backed Securities rated a least AAA or equivalent by at least one nationally recognized Rating Agency. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum total exposure 25% of portfolio at time of purchase.

7. Mortgage Backed Securities rated at least AAA or equivalent by at least one nationally recognized Rating Agency. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum total exposure 25% of portfolio at time of purchase

8. Corporate Obligations, both with and without credit enhancements (with the exception of CP). Those with a maturity of less than or equal to one year may be judged upon the corporations short term rating, and must be rated Al or P1 or equivalent by at least one Rating Agency. Those with a maturity greater than one year must be rated at least A-or equivalent by one nationally recognized Rating Agency. This may include 144a (private placement) corporate obligations. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum total exposure shall not exceed 25% at time of purchase.

9. Sovereign debt of foreign governments rated at least Al or P1, AAA or equivalent by at least one nationally recognized Rating Agency. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum total exposure 25% of portfolio at time of purchase.

10. Reverse Repurchase Agreements with primary government securities dealers or with counterparties whose short term debt is rated at least Al or P1 or equivalent by at least one nationally recognized Rating Agency. Collateral securing a reverse repurchase agreement is limited to the securities and/or instruments that are defined as permitted investments in this policy. Collateral must be delivered to either the Union Bank of California or a third party custodian acceptable to the Bank. Collateral level must be at least 102% and marked to market on a daily basis. Maximum exposure per counterparty for "Term" Repo is the greater of $10 million or 25% at time of purchase. No exposure limit on "Overnight" Repo.

11. Shares of Registered Investment Companies or STIF's. Funds must comprise investment vehicles whose criteria match those outlined within the policies of permitted investments of securities lending cash collateral. All ratings criteria that apply to the direct investment of cash collateral apply to the investments within the funds. Maximum total exposure shall not exceed 10% at time of purchase.



GENERAL PROVISIONS:

CREDIT RATINGS. With the exception of "full faith and credit" securities of the United States Government (e.g. Treasury issues, GNMA's) and securities issued by agencies, instrumentality's, sponsored agencies or enterprises of the United States Government, minimum credit ratings are defined for securities eligible for cash collateral reinvestment. In connection with those defined credit ratings, the following explanations apply:

         a) Rating Agencies: The term "rating agencies" means Standard & Poor's, Moody's, Fitch's rating Service, Duff & Phelps, Thompson BankWatch, and International Bank Credit Analyst.

         b)    High Quality: For short term debt the term "high quality" means:
               Al (S&P), P1 (Moody's), F1 (Fitch's), D1 (D&P), TBWl (Thompson's) and Al (IBCA), or better. For long term debt the term "high quality" means: A- or better. If the applicable credit rating applies to the issuer in general, as opposed to the specific issue, then the rating agencies rating for the issuer short term debt will apply to the securities or obligations that have less than one year to maturity at the time of purchase. The issuers long term debt rating will apply if the security or obligation has a remaining maturity greater than one year at the time of purchase.

         c) Credit Rating Downgrades: A downgrade in credit rating does not by itself require immediate liquidation of the security, but does require prompt review and recommendation by the Investment Manager regarding the desirability of selling the investment if the time to maturity exceeds seven days. The customer will be contacted in the event of a downgrade and asked for specific written instructions.

MATURITY LIMITATIONS.
The term "maximum maturity" as used in the policies and applied to the individual instruments refers to the remaining time to maturity at the time of purchase, regardless of the term to maturity when originally issued.

MATURITY OF CERTAIN INSTRUMENTS DEFINED.

         a) Floating Rate (Variable Rate) Notes. For purposes of these policies, the maturity of floating rate notes is deemed to be the next interest reset date provided that the interest rate reset feature is contained in the terms of the instrument itself. And that the interest reset rate feature is reasonably expected to return the price of the security to par or amortized cost on each reset date.
         b) Securities Subject to Unconditional Puts. For the purposes of these policies, the maturity of the securities subject to an unconditional put to the original issuer of the security is deemed to be the next date that the put can be exercised.

CUSTOMER APPROVAL. Where permissive provisions of these policies are specifically conditioned on "customer approval", that approval must be contained within the securities lending agreement between the Bank and the customer, or it must be documented as having been obtained in writing no longer than ten (10) business days after being given the approval by the customer.




Accepted and agreed upon,

The Parkstone Group of Funds        Union Bank of California, NA



By: /s/ R. Jeffrey Young            By: /s/ Ellen Koerner
   --------------------------          --------------------------
                                       ELLEN KOERNER
    R. Jeffrey Young/Asst. Sec.        V.P. & MANAGER
   --------------------------          --------------------------
   Printed Name/Title                  Printed Name/Title

Dated: 9/9/98                       Dated: 8/4/98
       -------                             -------

--------------------------------------------------------------------------------
                                  EXHIBIT "D"
                            UNION BANK OF CALIFORNIA
                             PERMITTED INVESTMENTS
                               OF CASH COLLATERAL
                     IN CONNECTION WITH SECURITIES LENDING
--------------------------------------------------------------------------------


                          THE PARKSTONE GROUP OF FUNDS
                          ----------------------------


                             U.S. Government Income





All investments of cash collateral for the securities lending program will be subject to the following criteria and additional limits specified by the client

- Each funds cash collateral investment portfolio should have a least 20% in overnight availability.

- No more than 5% of the total portfolio may be invested in any single issuer with the exception of U.S. Government securities #1 below, U.S. Agencies, #2 below or Reverse Repo, #10 below.

- The pool must have no assets whose final maturity exceeds thirteen (13) months.

-        The pools weighted average maturity shall not exceed 30 days.


BANK IS AUTHORIZED TO INVEST CASH COLLATERAL ON BEHALF OF LENDER IN INVESTMENTS, WHICH AT THE TIME OF PURCHASE, MAY CONSIST OF THE FOLLOWING:


1. Securities issued by or fully guaranteed as to principal and interest by the United States Government. Maximum maturity five years, except when used as collateral in a repurchase transaction.

2. Securities issued by agencies, instrumentality's, sponsored agencies or enterprises of the United States Government. This specifically includes pass through certificates and collateralized mortgage obligations. Maximum maturity five years, except when used as collateral in a repurchase transaction.

3. Securities issued by or fully guaranteed by international organizations (supernationals) so long as the are rated Al or P1 or AAA or equivalent by at least two nationally recognized Rating Agencies and are eligible for transfer in the Federal Reserve Bank of New York book-entry system or settle through DTC. Maximum Maturity three years. Maximum exposure per issuer 5% of portfolio at the time of purchase.

4. Deposits in, notes of, bankers acceptances of, or letters of credits issued by banks with minimum assets of two billion U.S. dollars (or U.S. dollar equivalent), which banks short term deposits are rated Al or P1 or equivalent by at least two nationally recognized Rating Agencies. Those with a maturity of one year or greater must be rated at least "A-" or equivalent by at least two rating agencies. This category includes both" Yankee" and "Euro" paper. Maximum exposure per issuer 5% of portfolio at the time of purchase.

5. Commercial Paper and variable rate master notes rated at least Al or P1 or equivalent by at least two nationally recognized Rating Agencies. Maximum maturity 270 days. This may include Section 4(2) or unregistered commercial paper. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum portfolio exposure shall not exceed 50% at time of purchase.

6. Asset Backed Securities rated a least AAA or equivalent by at least two nationally recognized Rating Agencies. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum total exposure 25% of portfolio at time of purchase.

7. Mortgage Backed Securities rated at least AAA or equivalent by at least two nationally recognized Rating Agencies. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum total exposure 25% of portfolio at time of purchase

8. Corporate Obligations, both with and without credit enhancements (with the exception of CP). Those with a maturity of less than or equal to one year may be judged upon the corporations short term rating, and must be rated Al or P1 or equivalent by at least two Rating Agencies. Those with a maturity greater than one year must be rated at least A-or equivalent by at least two Rating Agencies. This may include 144a (private placement) corporate obligations. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum total exposure 25% of portfolio at time of purchase.

9. Sovereign debt of foreign governments rated at least Al or P1, AAA or equivalent by at least two nationally recognized Rating Agencies. Maximum exposure per issuer 5% of portfolio at the time of purchase. Maximum total exposure 25% of portfolio at time of purchase.

10. Reverse Repurchase Agreements with primary government securities dealers or with counterparties whose short term debt is rated at least Al or P1 or equivalent by at least one nationally recognized Rating Agency. Collateral securing a reverse repurchase agreement is limited to the securities and/or instruments that are defined as permitted investments in this policy. Collateral must be delivered to either the Union Bank of California or a third party custodian acceptable to the Bank. Collateral level must be at least 102% and marked to market on a daily basis. Maximum exposure per counterparty for "Term" Repo is the greater of $10 million or 25% at time of purchase. No exposure limit on "Overnight" Repo.

11. Shares of Registered Investment Companies or STIF's. Funds must comprise investment vehicles whose criteria match those outlined within the policies of permitted investments of securities lending cash collateral. All ratings criteria that apply to the direct investment of cash collateral apply to the investments within the funds. Maximum total exposure 10% of portfolio at time of purchase.



GENERAL PROVISIONS:

CREDIT RATINGS. With the exception of "full faith and credit" securities of the United States Government (e.g. Treasury issues, GNMA's) and securities issued by agencies, instrumentality's, sponsored agencies or enterprises of the United States Government, minimum credit ratings are defined for securities eligible for cash collateral reinvestment. In connection with those defined credit ratings, the following explanations apply:

         a) Rating Agencies: The term "rating agencies" means Standard & Poor's, Moody's, Fitch's rating Service, Duff& Phelps, Thompson BankWatch, and International Bank Credit Analyst.

         b)    High Quality: For short term debt the term "high quality" means:
               Al (S&P), P1 (Moody's), F1 (Fitch's), D1 (D&P), TBWl (Thompson's) and Al (IBCA), or better. For long term debt the term "high quality" means: A- or better. If the applicable credit rating applies to the issuer in general, as opposed to the specific issue, then the rating agencies rating for the issuer short term debt will apply to the securities or obligations that have less than one year to maturity at the time of purchase. The issuers long term debt rating will apply if the security or obligation has a remaining maturity greater than one year at the time of purchase.

         c) Credit Rating Downgrades: A downgrade in credit rating does not by itself require immediate liquidation of the security, but does require prompt review and recommendation by the Investment Manager regarding the desirability of selling the investment if the time to maturity exceeds seven days. The customer will be contacted in the event of a downgrade and asked for specific written instructions

MATURITY LIMITATIONS.
The term "maximum maturity" as used in the policies and applied to the individual instruments refers to the remaining time to maturity at the time of purchase, regardless of the term to maturity when originally issued.

MATURITY OF CERTAIN INSTRUMENTS DEFINED.
         a) Floating Rate (Variable Rate) Notes. For purposes of these policies, the maturity of floating rate notes is deemed to be the next interest reset date provided that the interest rate reset feature is contained in the terms of the instrument itself. And that the interest reset rate feature is reasonably expected to return the price of the security to par or amortized cost on each reset date.
         b) Securities Subject to Unconditional Puts. For the purposes of these policies, the maturity of the securities subject to an unconditional put to the original issuer of the security is deemed to be the next date that the put can be exercised.

CUSTOMER APPROVAL. Where permissive provisions of these policies are specifically conditioned on "customer approval", that approval must be contained within the securities lending agreement between the Bank and the customer, or it must be documented as having been obtained in writing no longer than ten (10) business days after being given the approval by the customer.




Accepted and agreed upon,


The Parkstone Group of Funds             Union Bank of California, NA

By: /s/ R. Jeffrey Young                 By: /s/ Ellen Koerner
    -----------------------------            -------------------------------

                                                   ELLEN KOERNER
     R. Jeffrey Young/Asst. Sec.                   V.P. & MANAGER
    -----------------------------            -------------------------------
     Printed Name/Title                      Printed Name/Title

Dated: 9/9/98                            Dated: 8/4/98
       ------                                   -------

                                   EXHIBIT E

                          SCHEDULE OF FEES AND CHARGES



The gross revenue generated from securities lending and reverse repurchase agreement activity will be split as follows:

The Parkstone Funds & The Parkstone Advantage Funds 60%
Union Bank of California, N.A. 40%



Dated:   9/9/98                       Dated:      8/4/98
       -------------                           ---------------

The Parkstone Funds ("PRINCIPAL")     Union Bank of California, N.A. ("BANK")


By: /s/ R. Jeffrey Young              By: /s/ Ellen Koerner
    ----------------------------          -----------------------------

Its:  Assistant Secretary             Its:  ELLEN KOERNER
    ----------------------------          -----------------------------
                                            V.P. & MANAGER

        AMENDMENT TO SECURITIES LENDING AND MASTER REPURCHASE AGREEMENT
                            SERVICES CLIENT ADDENDUM

                                   SCHEDULE 1






The Parkstone Group of Funds designated below shall be eligible for securities lending and reverse repurchase transactions.

Bond
Balanced Allocation
Small Capitalization
Mid Capitalization
Large Capitalization
Limited Maturity Bond
Aggressive Allocation
Conservative Allocation
Equity Income
U.S. Government Income
Intermediate Government Obligations







THE PARKSTONE GROUP OF FUNDS           UNION BANK OF CALIFORNIA, N.A.


/s/ R. Jeffrey Young                   /s/ Ellen Koerner
------------------------------         --------------------------------
Authorized Signature                   Authorized Signature


                                       ELLEN KOERNER
R. Jeffrey Young/Asst. Sec.            V.P. & MANAGER
------------------------------         --------------------------------
Printed Name Title                     Printed Name/Title

       9/9/98                               8/4/98
------------------------------         --------------------------------
Dated                                  Dated